SOUTHWESTERN ENERGY COMPANY.

GUIDELINES FOR ANNUAL INCENTIVE AWARDS

1.

Purpose of Arrangement.

Southwestern Energy Company (“Southwestern”) maintains the Southwestern Energy Company 2013 Incentive Plan (the “Plan”) to promote the interests of Southwestern and its stockholders by providing the employees and eligible non-employee directors of Southwestern and its subsidiaries (the “Company”), with incentives and rewards to encourage them to continue in the service of the Company.  The Plan is designed to serve this goal by providing such employees and eligible non-employee directors with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

These Guidelines for Annual Incentive Awards (the “Guidelines”) are intended to implement the Plan by providing Covered Employees under the Plan with an annual cash incentive, as further described in these Guidelines.

These Guidelines are adopted pursuant to relevant provisions of the Plan and are to be interpreted and applied in accordance with the terms and provisions thereof.  Specifically, these Guidelines provide for the grant of cash incentive awards pursuant to Sections 8 and 9 of the Plan. Unless otherwise provided herein, capitalized terms used in these Guidelines will have the meaning given such terms in the Plan. If there is any conflict between these Guidelines and the Plan, the terms and provisions of the Plan shall control.

2.

Awards

Each Award made pursuant to the Guidelines (a “Bonus Award”) is intended to qualify as Performance-Based Compensation and shall be determined in any manner permitted by Section 162(m) of the Code and in accordance with Section 9 of the Plan.

3.

Eligibility

The CEO shall recommend and the Committee shall approve the Covered Employees for each Performance Period.  In addition, the Committee, in its sole discretion, may designate any other employees of the Company as a Bonus Participant for any such Performance Period (together with the Covered Employees, the “Bonus Participants”).  No person shall be entitled to any Bonus Award for any year unless he or she is so designated as a Bonus Participant for that year.

4.

Performance-Based Compensation

(a)

Performance Period

Each Performance Period shall equal one fiscal year of Southwestern; provided however that with respect to a Bonus Participant who becomes employed by the Company or through promotion or otherwise becomes eligible for a Bonus Award following the first day of a Performance Period, the amount of the Bonus Award earned in respect of the Performance

Period for the calendar year of initial employment or promotion will be determined by multiplying the Bonus Award by a fraction, the numerator of which is the number of days during the Performance Period the Bonus Participant is employed and the denominator of which is the total number of days in such Performance Period. Any exceptions shall be approved by the Committee.

(b)

Performance Measures

Within 90 days following the beginning of a Performance Period, and in any case before 25% of a Performance Period has elapsed, the Committee shall establish, (i) Performance Measures and Performance Targets for such Performance Period which shall fund a pool of the aggregate maximum amount of Bonus Awards that may be paid (the “Bonus Pool”), and (ii) the percentage of the Bonus Pool to be allocated to each Bonus Participant (the “Bonus Percentage”).

Subject to Section 4(d) below, the Bonus Participant will be paid a Bonus Award with respect to each Performance Period equal his or her Bonus Percentage of the Bonus Pool; provided that each Bonus Award shall be capped at a certain dollar amount determined by the Committee and which shall in no event exceed the individual limit set forth in Section 3(b) of the Plan.

(c)

Certification of Performance Targets

In the manner required by Section 162(m) of the Code, the Committee shall, promptly after the date on which the necessary financial statements and other information used to evaluate the Performance Measures for a Performance Period become available, certify in writing the extent to which the Performance Targets have been achieved.  The Committee shall determine the amount of the Bonus Award payable to each Bonus Participant.

(d)

Committee Discretion

(i)

   The Committee may, in its discretion, reduce or eliminate (but not increase) the amount payable to any Bonus Participant with respect to a Bonus Award in accordance with Section 9(b) of the Plan, including to reflect (i) the Committee’s evaluation of the Bonus Participant’s individual performance, (ii) Company or business unit performance or (iii) any other events, circumstances or factors which the Committee believes to be appropriate in determining the amount of the Bonus Award to be paid for that Performance Period.

(ii)

   In addition, pursuant to Section 9 of the Plan, the Committee will adjust the Performance Targets for the relevant Performance Period to exclude the impact of charges for restructurings, discontinued operations, extraordinary items, all non-cash charges resulting from any write-down of oil and gas properties and all other non-cash components of Accumulate Other Comprehensive Income (AOCI), other unusual or non-recurring items, and the cumulative effect of accounting changes, each as defined by generally accepted account principles and as identified in Southwestern’s audited financial statements, including the notes thereto.

5.

Vesting and Payment of the Bonus Award

(a)

Vesting

Unless the Committee determines otherwise, no Bonus Award shall be payable to any Bonus Participant who is not an active employee of the Company at the end of the Performance Period in respect of which such Bonus Award is payable.

(b)

Payment

The amount of the Bonus Award payable in respect of any Performance Period shall be paid to each Bonus Participant as soon as practicable following the determination of the amount thereof and the certification by the Committee pursuant to Section 4(c) hereof, but in any event no later than two and one-half months following the last day of such Performance Period.

6.

Effect of Termination of Employment

(a)

Terminations in Connection with a Change in Control

In the event a Bonus Participant's employment is terminated on or within one year following a Change in Control the provisions of (i) the Bonus Participant’s individual severance agreement, for those Bonus Participants with whom the Company has entered into a severance agreement or (ii) the Company’s Change in Control Severance Plan for those Bonus Participants with whom the Company has not entered into an individual severance agreement, shall govern the treatment of any unpaid Bonus Awards.

(b)

Other Terminations

In the event of a Bonus Participant’s termination of employment prior to the payment date for any Bonus Award for any other reason than those set forth in Section 6(a) above, any unpaid Bonus Award shall be subject to forfeiture at the discretion of the Committee.

7.

Withholding

In accordance with Section 16 of the Plan, Bonus Participants shall be solely responsible for any applicable taxes and penalties, and any interest that accrues thereon, which they incur in connection with the receipt, vesting, or settlement of any payment under these Guidelines.  Appropriate withholding and deductions will be taken from such payments.

8.

Amendment of the Guidelines

The Committee may at any time terminate, revise or amend the Guidelines in any respect whatsoever; provided however that any such change or modification shall comply with the provisions of Sections 162(m) and 409A of the Code.  Nothing herein shall restrict the Committee’s authority to administer the Guidelines pursuant to Section 4 of the Plan, which authority may be exercised without amendment to the Guidelines.

9.

No Assignment

The interest of any Bonus Participant under the Plan shall not be assignable either by voluntary or involuntary assignment or by operation of law.

10.

Section 409A of the Code

The benefits provided hereunder shall be paid in such a manner as to satisfy Section 409A of the Code or an exception to the application of Section 409A of the Code. To the extent that these benefits become subject to Section 409A of the Code, the Guidelines and the Plan shall be interpreted and construed to the fullest extent allowed under Section 409A of the Code and the applicable guidance thereunder to satisfy the requirements of an exception or to comply with Section 409A of the Code and the applicable guidance thereunder and to avoid any additional tax thereunder. To the extent compliance with the requirements of Treas. Reg. Section 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A of the Code to payments due following a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations), then notwithstanding any other provision of the Guidelines or the Plan, any such payments that are otherwise due within six (6) months following the separation from service will be deferred and paid to the Bonus Participant in a lump sum immediately following that six (6) month period.

11.

Effective Date and Term of Plan

These Guidelines were adopted by the Board on February 19, 2013 subject to the approval of the Plan by the stockholders of Southwestern.

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